UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 20, 2012

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On November 20, 2012, Peapack-Gladstone Financial Corporation (the “Corporation”), announced that Robert M. Rogers, President and Chief Operating Officer, resigned from his positions and from the Board of Directors of Peapack-Gladstone Bank (the “Bank”) and the Corporation, effective December 31, 2012.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the press release of the Corporation dated November 20, 2012 relating to Mr. Rogers’ resignation.

(e)             Pursuant to the terms of his Employment Agreement and subject to the receipt from Mr. Rogers of a mutually acceptable general release, the Company has agreed to pay Mr. Rogers severance of $540,000, provide him with automobile and health benefits worth approximately $50,000, and vest 15,878 shares of restricted stock, worth approximately $225,000, which would have vested over the next several years.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Title

99.1	Press release dated November 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: November 23, 2012	By:	/s/ Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Title

99.1	Press release dated November 20, 2012